Exhibit 10.3

U.K. PURCHASE AND SALE AGREEMENT
Dated as of September 30, 2026

among
EACH OF THE PERSONS FROM TIME TO TIME PARTY HERETO
as Originators,
OT MIDCO INC.,
as Master Servicer,
and
FF MALTA AR LIMITED
as Buyer

CONTENTS
Clause     Subject Matter    Page

    -i-

CONTENTS
Clause     Subject Matter    Page

    -ii-

CONTENTS
Clause     Subject Matter    Page

SCHEDULES
Schedule I    List, Registered Office and Notice Details of Each Originator

EXHIBITS
Exhibit A     Form of Accession Deed
Exhibit B    Form of Intercompany Loan Agreement
Exhibit C        Form of Originator Power of Attorney
    -iii-

This U.K. PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 30, 2026, is entered into among the PERSONS LISTED AS ORIGINATORS ON SCHEDULE I HERETO (collectively, the “Originators” and each, an “Originator”), OT MIDCO, INC., a Delaware corporation, as master servicer (in such capacity, the “Master Servicer”) and FF Malta AR Limited, a Maltese limited liability company, with company registration number C 117318 (the “Buyer”).
DEFINITIONS
Unless otherwise indicated herein, capitalised terms used and not otherwise defined in this Agreement are defined in the Credit and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among the Buyer, as the borrower, the Master Servicer, the Persons from time to time party thereto as Lenders and Sound Point Agency LLC in its capacity as Administrative Agent and in its capacity as Collateral Agent. The rules of construction set forth in Exhibit I (Definitions) of the Credit and Security Agreement are hereby incorporated in this agreement by reference as if such rules of construction were set forth herein in their entirety.
As used herein, the following terms have the following meanings:
“Buyer’s Net Worth” means, at any time of determination, an amount equal to (a) the aggregate Outstanding Balance of all Pool Receivables at such time, minus (b) the sum, without duplication, of (i) the Aggregate Revolving Principal, (ii) accrued and unpaid Interest on all Advances, (iii) accrued and unpaid Fees, (iv) the aggregate outstanding principal amount under the Intercompany Loan Agreement at such time, and (v) accrued and unpaid interest under the Intercompany Loan Agreement at such time.
“Required Capital Amount” means $500,000.
BACKGROUND
1.The Originators generate Receivables in the ordinary course of their businesses. The Originators wish to sell such Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase and accept such Receivables and Related Rights from the Originators, on the terms and subject to the conditions set forth herein.
2.The Originators and the Buyer intend each such purchase and sale made hereunder to be a true sale of Receivables and the Related Rights by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be characterised as a loan, extension of credit, or other financing from the Buyer to any Originator.
3.The Buyer intends to pledge the Receivables and the Related Rights to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Credit and Security Agreement and the UK Security Assignment Agreement.
U.K. Purchase and Sale Agreement

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
SALES AND PURCHASES
Section 1.1Agreement to Sell and Purchase.
On the terms and subject to the conditions set forth in this Agreement, each Originator agrees to sell to the Buyer, and the Buyer agrees to purchase from such Originator, from time to time on or after the Closing Date but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:
(a)each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (as defined below);
(b)each Receivable generated by such Originator from and including the Cut-Off Date to but excluding the Purchase and Sale Termination Date; and
(c)all Related Rights.
All sales of Receivables and Related Rights hereunder shall be made without recourse except as expressly set forth herein, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable or any related Contract is intended to be assumed by the Buyer (or its assignees) hereunder, and any such assumption is expressly disclaimed. The Buyer’s foregoing commitment to purchase and accept Receivables and Related Rights is herein called the “Purchase Facility.”
As used herein:
“Cut-Off Date” means (a) with respect to each Originator party hereto on the Closing Date, September 30, 2026, and (b) with respect to any other Originator that first becomes a party hereto after the date hereof, the Business Day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing.
“Perfection Event” means (a) an Insolvency Event occurs in respect of an Originator; (b) the delivery of an Enforcement Notice under and in accordance with the terms of the UK Security Assignment Agreement; (c) the Administrative Agent (acting at the direction of the Requisite Lenders) delivers written notice to the Buyer and the Originators requiring perfection of the equitable assignment of the Receivables in circumstances where the relevant Receivables are in jeopardy of being sold under any form of distress, attachment or other similar legal process or (d) the occurrence of a Master Servicer Termination Event which is continuing.

“Related Rights” means, with respect to any Receivable:
(a)all instruments that evidence such Receivable;
(b)all letter of credit rights and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(c)all rights, interests and claims (but not obligations) under the related Contracts and all guarantees, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time, in each case, supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and
(d)all Collections of such Receivable and any of the foregoing.
Section 1.2Timing of Sales and Purchase.
(a)Closing Date Sales. Effective on the Closing Date, each Originator hereby sells and assigns with full title guarantee to the Buyer, and the Buyer hereby purchases and accepts, (i) each Receivable that existed and was owing to such Originator at the Cut-Off Date, (ii) each Receivable generated by such Originator from and including the Cut-Off Date, to and including the Closing Date, and (iii) all Related Rights with respect thereto.
(b)Subsequent Sales. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by each Originator (including any person that becomes a party hereto as an “Originator” after the Closing Date, effective as of the date of the applicable Accession Deed) shall be, and shall be deemed to have been sold by such Originator to the Buyer immediately (and without further action) upon the creation of such Receivable.
Section 1.3Consideration for Purchases.
On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators.
Section 1.4Purchase and Sale Termination Date.
The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated by Buyer (with the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders)) pursuant to Section 8.2(a) and (b) the Final Payout Date.
Section 1.5Equitable assignment; perfection.
In respect of each Receivable and the Related Rights sold and assigned to the Buyer under this Agreement, (i) the Buyer will hold the full beneficial interest in each applicable Receivable and its Related Rights and (ii) the relevant Originator will hold the legal title to each such Receivable and its Related Rights on trust for the Buyer as bare trustee, and each sale and assignment hereunder shall take effect as an equitable assignment creating in favour of the Buyer a valid and enforceable equitable interest in such Receivables and Related Rights until such date as the Buyer perfects the assignment thereof by delivering a notice of assignment to the relevant Obligor pursuant to section 136 of the Law of Property Act 1925. Each Originator acknowledges and agrees that the Buyer may after the occurrence of a Perfection Event give such notice in its own name (and/or require the relevant Originator to give notice in accordance with Section 9.1(b)) to all or any of the applicable Obligors of the sale and assignment of all or any of the Receivables and their Related Rights. In the event of the perfection of the assignment of the Receivables as provided for above and Section 9.1(b), the Buyer and the Originators agree to do all things as may be reasonably necessary to ensure that such perfection does not result in the Buyer breaching any applicable Law.
Each Originator acknowledges and agrees that neither the Buyer nor any Originator shall give or procure the giving of any notice to any Obligor of the assignment of Receivables to the Buyer prior to the occurrence of a Perfection Event, except with the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders).
The equitable assignment effected by this Agreement shall not be affected or prejudiced by any failure or delay in giving notice to any Obligor or in perfecting the assignment, and the equitable interest of the Buyer in the Receivables and their Related Rights shall take effect immediately upon each sale hereunder.
Section 1.6Trust over Receivables.
(a)    If, for any reason, the equitable assignment of any Receivable or Related Rights (or any part thereof) to the Buyer pursuant to this Agreement is found to be ineffective, including by reason of any contractual prohibition on or restriction of assignment contained in the related Contract (to the extent not overridden by the Business Contract Terms (Assignment of Receivables) Regulations 2018), then with effect from the date of the purported sale of such Receivable, the relevant Originator shall hold, and hereby declares that it holds, all of its right, title, benefit and interest in such Receivable and its Related Rights on trust absolutely for the Buyer as sole beneficiary.
(b)    To the extent that the Business Contract Terms (Assignment of Receivables) Regulations 2018 apply to any Contract, any prohibition or restriction on assignment contained in such Contract shall be of no effect and the equitable assignment of the Receivable arising under such Contract shall take effect in accordance with Section 1.5 notwithstanding such prohibition or restriction.
(c)    The trust declared by paragraph (a) above is not intended to create, and does not create, any security interest in favour of any person over any property or assets of the relevant Originator, but rather is intended to delineate the interests of the Buyer in the relevant Receivables and Related Rights.
(d)    The provisions of this Section 1.6 are without prejudice to any obligations or representations of any Originator under this Agreement in respect of such Receivables or Related Rights, and without prejudice to any liabilities of any Originator or rights of the Buyer in relation to any breach of the representations and warranties set out in Article V.
ARTICLE 2
PURCHASE RECORDS; PURCHASE PRICE CALCULATION
Section 2.1Purchase Records.
On the Closing Date and on or prior to each date when a Monthly Report is due to be delivered under the Credit and Security Agreement (each such date, a “Monthly Purchase Record Date”), the Master Servicer shall record in its books and records, which it shall maintain and make available to the Buyer (or its delegee) and each Originator upon request, the following information (the “Purchase Records”):
(a)Receivables purchased by the Buyer from any Originator on the Closing Date (in the case of the Purchase Records to be recorded on the Closing Date);
(b)Receivables purchased by the Buyer from any Originator during the calendar month immediately preceding such Monthly Purchase Record Date (in the case of each Monthly Purchase Record Date after the Closing Date); and
(c)the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3(a) and (b).
For the avoidance of doubt, no failure by the Master Servicer to maintain any Purchase Records, or the existence of any error therein, shall derogate from the Buyer’s and its assigns’, right, title and interest in, to or under any Receivables or Related Rights conveyed or purported to be conveyed by purchase to Buyer hereunder.
Section 2.2Purchase Price Calculation.
The “Purchase Price” to be paid to each Originator on any Payment Date in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD
where:
PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.
OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.
FMVD	=
Fair Market Value Discount, as measured on such Payment Date, which is equal to a percentage determined by the Buyer and the applicable Originator from time to time to provide the Buyer with a reasonable return on its investment in the Receivables after taking into account (i) the time value of money based upon the anticipated dates of collection of the Receivables, (ii) the cost to the Buyer of financing its investment in the Receivables during such period and (iii) the risk of nonpayment by the Obligors. The Originators and the Buyer may agree from time to time to change the Fair Market Value Discount based on changes in one or more of the items affecting the calculation thereof; provided that any change to the Fair Market Value Discount shall take effect as of the first day of a calendar month, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Receivables which came into existence during any calendar month ending prior to the calendar month during which the Originators and the Buyer agree to make such change.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business. Notwithstanding anything to the contrary, the sale of Receivables and the application of proceeds with respect thereto shall occur daily; provided that settlement as to the reporting or presentation of such transactions shall occur on the Monthly Purchase Record Date.
ARTICLE 3
PURCHASE PRICE PAYMENTS
Section 3.1Initial Purchase Price Payment.
On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date (i) in cash to the extent the Buyer has cash available therefor, including after giving effect to any borrowings by the Buyer under the Credit and Security Agreement), and (ii) the remainder by accepting an intercompany loan from the Originator that was made under an intercompany loan agreement in the form of Exhibit B (each such intercompany loan agreement, as it may be amended, supplemented, endorsed or otherwise modified from time to time, each being herein called an “Intercompany Loan Agreement”) with an initial principal amount equal to the remaining Purchase Price payable to such Originator not paid in cash.

As used herein, “Intercompany Loan” means the loans made under the Intercompany Loan Agreement.
Section 3.2Subsequent Purchase Price Payments.
On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to each Originator the Purchase Price for the Receivables and the Related Rights generated by such Originator on such Payment Date as follows:
(i)FIRST, in cash to the extent the Buyer has cash available therefor and such payment is not prohibited under the Credit and Security Agreement; and
(ii)SECOND, to the extent any portion of the Purchase Price remains unpaid, following payment or a deemed payment or application of cash, in either case to the Originator on such date as application therefor, an Intercompany Loan shall automatically be advanced to the Buyer under the Intercompany Loan Agreement by the Originator in an initial principal amount equal to the lesser of (x) such remaining Purchase Price and (y) the maximum amount that could be made without rendering the Buyer’s Net Worth less than the Required Capital Amount.
All amounts paid by the Buyer to any Originator shall be allocated first to the payment of any Purchase Price then due and unpaid, second to the payment of accrued and unpaid interest on the Intercompany Loan Agreement of such Originator; third to the repayment of the principal outstanding on the Intercompany Loan Agreement of such Originator to the extent of such outstanding principal thereof as of the date of such payment before such amounts may be allocated for any other purpose and fourth, as a distribution on capital. The Master Servicer (or its delegee) shall make all appropriate record keeping entries with respect to each of the Intercompany Loan Agreements to reflect the foregoing payments and reductions made pursuant to Section 3.3, and the Master Servicer’s (or its delegee’s) books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Intercompany Loan Agreements at any time.
Notwithstanding anything to the contrary contained in this Agreement or any Intercompany Loan Agreement, each Originator acknowledges that all obligations of the Buyer in respect of principal and interest evidenced by the Intercompany Loan Agreements may only be paid from funds available to the Buyer pursuant to Sections 2.1 (Collections and Payments during the Revolving Period) and 2.2 (Collections and Payments during the Liquidation Period) of the Credit and Security Agreement and shall be non-recourse to the Buyer other than with respect to such funds.
For the avoidance of doubt, if payment of the Purchase Price in respect of any Receivable would result in the Buyer’s Net Worth being less than the Required Capital Amount; (i) such Receivable shall not be assigned to the Buyer; (ii) no Purchase Price shall be payable in respect of such Receivable; and (iii) any amount paid by the Buyer in respect of such Receivable shall be held on trust by the relevant Originator for the Buyer and promptly returned to the Buyer.

Section 3.3Settlement as to Specific Receivables and Dilution.
(a)If on any day:
(i)any of the representations or warranties of any Originator set forth in Sections 5.7, 5.10, 5.15, 5.18, 5.25, 5.26, 5.27, 5.28 or 5.30 are not true with respect to any Receivable conveyed to the Buyer hereunder; or
(ii)the Outstanding Balance of any Receivable assigned to the Buyer hereunder is reduced or is cancelled as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Originators, any other Teads Party or any Affiliate thereof, or (C) any setoff, counterclaim or dispute between any Teads Party or any Affiliate thereof and an Obligor;
then, in either case, such Originator shall be deemed to have received a Collection on such Receivable on such day in an amount equal to (x) in the case of clause (i) above, the affected Receivable’s Outstanding Balance in full, and (y) in the case of clause (ii) above, amount equal to the positive difference between (A) such Receivable’s Outstanding Balance prior to such reduction or cancellation and (B) such Receivable’s Outstanding Balance after such reduction or cancelation. Collections deemed to have been received by the Originators pursuant to this Section 3.3(a) are referred herein to as “Deemed Collections.” Notwithstanding the foregoing, if the Outstanding Balance of any Receivable conveyed to the Buyer hereunder is reduced, cancelled, or otherwise uncollectable by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial inability to pay of the related Obligor, then no such Deemed Collections shall arise in respect of such Receivable.
(b)If an Originator is deemed to receive any Deemed Collections pursuant to Section 3.3(a), then such Originator shall within two (2) Business Days of receiving knowledge thereof pay in cash to a Collection Account or a Facility Account (or as otherwise directed by the Administrative Agent (acting at the direction of the Requisite Lenders) at such time) for the benefit of the Buyer and the Secured Parties (as Buyer’s assignees) an amount equal to:
(i)if the Facility Termination Date has not occurred and no Amortization Event or Potential Amortization Event has occurred and is continuing, the lesser of (x) the full amount of such Deemed Collections and (y) the amount necessary (by applying such amount as a Collection pursuant to Section 2.1 (Collections and Payments during the Revolving Period) of the Credit and Security Agreement) to eliminate any Overadvance that exists at such time; or
(ii)if the Facility Termination Date has occurred or an Amortization Event or Potential Amortization Event has occurred and is continuing, the full amount of such Deemed Collection.
(c)If, on any day, the Outstanding Balance of any Receivable purchased hereunder is subject to any withholding Tax, and/or any sales, stamp or transfer Tax, then without duplication, either: (1) the Purchase Price with respect to such Receivable shall be reduced by the amount of such withholding Tax, sales, stamp or transfer Tax and shall be accounted to such Originator as provided in clause (d) below; or (2) the Originator shall pay to the Buyer, and fully indemnify the Buyer against, the amount of any such withholding Tax, and/or sales, stamp or transfer Tax on an after-Tax basis such that the Buyer is made whole in respect of any withholding Tax, and/or sales, stamp or transfer Tax imposed on the Outstanding Balance of any Receivable purchased hereunder.
(d)Any reduction in the Purchase Price of any Receivables pursuant to clause (a) or (b) above, that is not required to be applied in cash, may be applied, at the Buyers’s election, as a reduction of the outstanding principal balance under the Intercompany Loan made by such Originator, provided that such outstanding principal balance represents unpaid Purchase Price in respect of Receivables and Related Rights pursuant to Section 3.2(ii), provided further that no such deduction is prohibited by a Requirement of Law applicable to such Originator.
ARTICLE 4
EFFECTIVENESS; ADDITIONAL ORIGINATORS
Section 4.1Effectiveness.
This Agreement shall become effective as of the Closing Date upon effectiveness of the Credit and Security Agreement pursuant to the terms thereof.
Section 4.2Additional Originators.
Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer (acting in its sole discretion) and the Administrative Agent (acting at the direction of the Requisite Lenders, acting in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Buyer and Administrative Agent (acting at the direction of the Requisite Lenders) on or before the date of such addition:
(a)the Master Servicer shall have given the Buyer, the Administrative Agent and each Lender at least thirty (30) days’ prior written notice (or such shorter period as may be agreed in writing by the Administrative Agent (acting at the direction of the Requisite Lenders)) of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent (acting at the direction of the Requisite Lenders) or any Lender may reasonably request;
(b)such proposed additional Originator shall have executed and delivered to the Buyer, the Administrative Agent and each Lender an agreement substantially in the form attached hereto as Exhibit A (an “Accession Deed”);
(c)such proposed additional Originator shall have delivered to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender each of the documents, certifications, opinions of counsel and searches with respect to such Originator, which documents, certifications, opinions of counsel and searches were delivered to the Administrative Agent as conditions precedent to effectiveness of the Credit and Security Agreement on the Closing Date, in each case, in form and substance satisfactory to the Buyer, the Administrative Agent (acting at the direction of the Requisite Lenders) and each Lender;

(d)such addition shall not result in a Change in Control;
(e)no Purchase and Sale Termination Event shall have occurred and be continuing; and
(f)no Amortization Event or Potential Amortization Event shall exist or shall result from such addition.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
Each Originator (and solely with respect to Section 5.22, the Buyer) hereby represents and warrants with respect to itself that each representation and warranty concerning it or the Receivables sold or contributed by it hereunder that is contained in the Credit and Security Agreement is true and correct, and hereby makes the representations and warranties set forth in this Article 5, in each case, as of the Closing Date and each day on which any Receivable is sold to the Buyer hereunder (except for representations and warranties which apply as to a specific date, in which case such representations and warranties shall be true and correct as of such date):
Section 5.1Existence and Power.
Such Originator (i) is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and (ii) has full power and authority under its constitutional documents and under the laws of the jurisdiction of its incorporation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
Section 5.2Power and Authority; Due Authorisation.
Such Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) sell the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorised by all necessary action such sale and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorised by such Originator by all necessary action.
Section 5.3Binding Obligations.
This Agreement and each of the other Transaction Documents to which such Originator is a party, when executed and delivered by each other party thereto, constitute legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 5.4No Conflict or Violation.
The execution and delivery of this Agreement and each other Transaction Document to which such Originator is a party, and the performance of the transactions contemplated by this Agreement and such other Transaction Documents and the fulfillment of the terms of this Agreement and such other Transaction Documents by such Originator, will not (i) conflict with, result in a breach of or constitute a default under its constitutional documents or any agreement with respect to Material Indebtedness, lease or instrument to which such Originator is a party or by which it or its properties may be bound or affected, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such Material Indebtedness, lease or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation would not reasonably be expected to have a Material Adverse Effect.
Section 5.5Litigation and Other Proceedings.
There is no action, suit, proceeding or investigation pending, or to such Originator’s knowledge threatened in writing, against such Originator before any Governmental Authority: (A) asserting the invalidity of this Agreement or any of the other Transaction Document, (B) seeking to prevent the ownership or acquisition by the Buyer of any Receivable or Related Right or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party, (C) seeking any determination or ruling that would materially and adversely affect the performance by such Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations that would reasonably be expected to have a Material Adverse Effect.
Section 5.6No Consents.
Except where the failure to obtain or make such authorisation, consent, order, approval or action would not reasonably be expected to have a Material Adverse Effect, such Originator is not required to obtain the consent of any other party or any authorisations, consents, orders and approvals of, or other actions by, any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained.
Section 5.7Valid Sale.
Each purchase and sale of Receivables and the Related Rights made by such Originator pursuant to this Agreement shall constitute a valid equitable assignment of Receivables and Related Rights to the Buyer, and shall create a valid and enforceable equitable interest of the Buyer in such Receivables and Related Rights, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and

(ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
For the avoidance of doubt, the parties confirm that each sale and assignment hereunder is intended to constitute, and, subject in each case to the reservations and assumptions provided for in the Opinions, shall constitute, a true sale and absolute equitable assignment of the relevant Receivables and Related Rights from the relevant Originator to the Buyer, and not a loan, extension of credit, or other financing secured by the Receivables. Each Originator acknowledges that the Buyer and the Secured Parties will rely on the foregoing characterisation in entering into the transactions contemplated by this Agreement and the other Transaction Documents.
Section 5.8Accuracy of Information.
No certificates, reports, statements, documents and other information (other than forward-looking information and information of a general economic nature or general industry nature) furnished to the Buyer, the Administrative Agent or the Lenders by such Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, when taken as a whole, contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein (taken as a whole) not materially misleading in light of the circumstances under which made, in each case, as of the date such information is furnished (as modified or supplemented by other information so furnished); provided that, with respect to projected financial information, if any, such representation is made only that any projections and forecasts are based on good faith estimates and assumptions believed by such Originator to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may materially differ from projected or forecasted results.
Section 5.9No Material Adverse Effect.
As of the Closing Date, there has been no Material Adverse Effect with respect to such Originator.
Section 5.10Eligible Receivables.
Each Receivable sold, transferred, or assigned hereunder is an Eligible Receivable on the date of sale, transfer or assignment, unless otherwise specified in the first Monthly Report that includes such Receivable.

Section 5.11Credit and Collection Policy.
Since the Closing Date, such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold by it hereunder and the related Contracts.
Section 5.12Financial Condition.
Such Originator is, as of the Closing Date, Solvent and no Insolvency Proceeding with respect to such Originator is pending or threatened.
Section 5.13Taxes.
Except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, such Originator has (i) timely filed or caused to be filed all Tax returns, reports and statements required to be filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax returns are required to be filed and (ii) all Taxes reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with applicable accounting standards.
Section 5.14No Avoidance.
No sale or transfer hereunder has occurred in circumstances that would reasonably be expected to result in such sale or assignment being liable to be set aside, avoided or challenged pursuant to sections 238, 239 or 423 of the Insolvency Act 1986 except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
Section 5.15Title.
(a)Prior to their assignment to Buyer pursuant to this Agreement, such Originator owned and had good and marketable title to the Receivables and Related Rights free and clear of any Adverse Claim of any Person (other than arising under the Transaction Documents).
(b)All actions required under applicable Law in order to give effect to the equitable assignment of the Receivables and Related Rights by such Originator to the Buyer pursuant to this Agreement have been taken.
(c)Other than the equitable assignment to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold, granted a security interest in, or otherwise transferred or disposed of any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents. Such Originator has not created or permitted to subsist any Adverse Claim over any Receivable or Related Rights, except as permitted by this Agreement and the other Transaction Documents.

Section 5.16Reliance on Separate Legal Identity.
Such Originator acknowledges that each of the Lenders, the Collateral Agent and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from such Originator.
Section 5.17Opinions
The facts regarding such Originator, the Receivables sold or contributed by it hereunder, the Related Rights and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all respects material to such opinions (the “Opinions”).
Section 5.18Enforceability of Contracts.
Each Contract related to any Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim, and such Originator has fully performed its obligations under such Contract, except as may be limited by applicable bankruptcy, insolvency, reorganisation, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law (regardless of whether enforcement is sought in a proceeding in equity or at law).
Section 5.19Compliance with Law.
Such Originator is in compliance with the requirements of all applicable laws, rules and regulations applicable to its property or business operations, except in such instance where any failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.20Servicing Programs.
No license or approval is required for Master Servicer’s or Buyer’s use of any software or other computer program used by such Originator in the servicing of the Receivables, other than those that have been obtained and are in full force and effect or where the failure to obtain such license or approval would not be reasonably likely to have a Material Adverse Effect.
Section 5.21Compliance with Transaction Documents and Contracts.
Such Originator has complied with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party.
Section 5.22Anti-Money Laundering / International Trade Law Compliance.
(i) Such Originator is not a Sanctioned Person and (ii) is in compliance with Anti-Corruption Laws, applicable Anti-Terrorism Laws and applicable Sanctions.

Section 5.23Payments on Receivables; Collection Accounts.
Such Originator will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box. Such Originator will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of such Originator. Such Originator will not, and will not permit any other Person to commingle Collections or other funds to which the Buyer, the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds. If any Collections on Pool Receivables are received by such Originator otherwise than into a Collection Account, such Originator shall hold such Collections on trust for the Buyer and shall promptly, and in any event within two (2) Business Days after receipt, remit such Collections to a Collection Account. No funds other than Collections on Pool Receivables shall be deposited into any Collection Account other than Erroneous Amounts (as defined in the UK Collection Account Declaration of Trust), and, to the extent that any Erroneous Amounts are deposited into a Collection Account, such Originator (or the Master Servicer on its behalf) shall promptly identify such Erroneous Amounts and procure that they are transferred to the Person entitled thereto within two (2) Business Days after becoming aware thereof.
Section 5.24Nature of Pool Receivables
All Pool Receivables (i) were originated by such Originator in the ordinary course of its business and (ii) were sold to the Buyer on arm’s length commercial terms for adequate consideration.
Since the Closing Date, there has been no material adverse change in either the collectibility or the payment history of the Receivables originated by such Originator.
Section 5.25No Disputes or Set-Off.
No Receivable sold by such Originator hereunder is, at the date of sale, the subject of any dispute, counterclaim, right of set-off or defence by the relevant Obligor (other than discharge in bankruptcy), and no event has occurred which would give rise to any such dispute, counterclaim, right of set-off or defence.
Section 5.26Dilution.
No Receivable sold by such Originator hereunder has been subject to any credit note, rebate, discount, volume allowance, return, billing error or post-sale price adjustment by such Originator or any of its Affiliates, except to the extent reflected in the Outstanding Balance of such Receivable at the time of sale.
Section 5.27Invoicing and Payment Terms.
Each Receivable sold by such Originator hereunder arises from an invoice that has been duly issued to the relevant Obligor in accordance with such Originator’s standard invoicing procedures and the applicable Credit and Collection Policy, and the payment terms of each such Receivable have not been extended, modified or waived except in accordance with the Credit and Collection Policy.

Section 5.28Retention of Title.
No goods or services giving rise to any Receivable sold hereunder are or were at the time of sale subject to any retention of title, reservation of ownership or similar arrangement in favour of any person other than the relevant Originator.
Section 5.29Currency.
Each Receivable sold by such Originator hereunder is denominated and payable in an Approved Currency.
Section 5.30No Adverse Selection.
No selection procedures were used to allocate Receivables to the Buyer that would result in such Receivables being less desirable or valuable, taken as a whole, than other comparable receivables originated by such Originator.
ARTICLE 6
COVENANTS OF THE ORIGINATORS
Section 6.1Covenants.
At all times from the Closing Date until the Final Payout Date, each Originator shall perform the following covenants:
(a)Existence. Such Originator shall keep in full force and effect its existence and rights as a limited liability company under the laws of its jurisdiction of incorporation.
(b)Financial Reporting. Such Originator will maintain (or have maintained on its behalf by a consolidated Affiliate) a system of accounting established and administered in accordance with applicable accounting standards, which may be a consolidated accounting system, and such Originator shall (or shall cause such consolidated Affiliate to) furnish to the Buyer, the Administrative Agent and each Lender such information (including non-financial information) as the Buyer, the Administrative Agent or any Lender may from time to time reasonably request.
(c)Notices. Such Originator will notify the Buyer and the Administrative Agent in writing of any of the following events, with such notice describing the same, and if applicable, the steps taken or being taken by the Person(s) affected with respect thereto:
(i)Notice of Purchase and Sale Termination Event, Amortization Event or Potential Amortization Event. A statement of a Responsible Officer of such Originator setting forth details of any Purchase and Sale Termination Event (as defined in Section 8.1), Amortization Event or Potential Amortization Event that has occurred and is continuing and the action that such Originator has taken or proposes to take with respect thereto.
(ii)Representations and Warranties. The failure of any representation or warranty made or deemed made by such Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made (or if already qualified by materiality or Material Adverse Effect, in all respects).

(iii)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.
(iv)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Receivables or Related Rights or any material portion thereof, (B) any Person other than the Buyer, the Master Servicer or the Collateral Agent shall obtain any rights or direct any action with respect to any Collection Account or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Master Servicer or the Administrative Agent.
(v)Change in Accountants or Accounting Policy. Any change in (A) the external accountants of such Originator, or (B) any material accounting policy of such Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which such Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).
(vi)Material Adverse Effect. Promptly after the occurrence thereof, notice of any Material Adverse Effect with respect to such Originator.
(d)Conduct of Business; Preservation of Existence. Such Originator shall maintain its incorporation in full force and effect in its jurisdiction of incorporation; provided, however, that nothing in this clause shall prevent any transaction permitted by clause (m) below or not otherwise prohibited by this Agreement or any other Transaction Document.
(e)Compliance with Laws. Such Originator will comply with all Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(f)Furnishing of Information and Inspection of Receivables. Such Originator will furnish or cause to be furnished to the Administrative Agent (for distribution to the Lenders) from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent (acting at the direction of the Requisite Lenders) or any Lender may reasonably request. Such Originator will, at such Originator’s expense, at reasonable times during regular business hours with reasonable prior written notice, (i) permit the Administrative Agent and each Lender or their respective agents or representatives (A) to examine and make copies of and abstracts from all Records in the possession or under the control of the Teads Parties relating to the Pool Receivable and the Related Rights, including, without limitation, the related Contracts, (B) upon reasonable advance written notice, visit the offices and properties of such Originator, not more than once in any calendar year, during reasonable business hours for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to such Originator’s financial condition or the Pool Receivables and the Related Rights or such Originator’s performance under any of the Transaction Documents or performance under the Contracts and, in each case, with any of the officers or employees of such Teads Party having knowledge of such matters (each such visit, a “Review”). Such Reviews may include a review of the Originator’s compliance with the Credit and Collections Policy. In connection with such Reviews, such Originator shall not unreasonably oppose a request by the Lenders to communicate directly with the Originator’s independent auditors; provided that such Originator shall have an opportunity to be present at or participate in any such discussion with such Originator’s independent auditors. So long as no Amortization Event has occurred and is continuing, the Administrative Agent (acting at the direction of the Requisite Lenders) and the Lenders shall be entitled to conduct (and such Originator shall only be responsible for the cost of) up to two such Reviews under this Section 6.1(f) in any one calendar year. Notwithstanding anything to the contrary in this Section 6.1(f), no such Originator shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by law or any binding agreement, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.
(g)Payments on Receivables; Collection Accounts. Such Originator will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account. Such Originator will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of such Originator. If any payments on the Pool Receivables or other Collections are received by such Originator, it shall hold such payments as property for, and in trust for the benefit of, the Buyer, the Collateral Agent, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. Such Originator shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, such Originator will within two (2) Business Days after such deposit identify and transfer, or cause the transfer, of such funds to the appropriate Person entitled to such funds. Such Originator will not, and will not permit any other Person to commingle Collections or other funds to which the Buyer, the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds for more than two (2) Business Days. Such Originator (or the Master Servicer on its behalf) shall at all times, maintain such books and records necessary to identify Collections received from time to time on Receivables in the Collection Accounts or otherwise and to segregate such Collections from the property of such Originator. Such trust shall be a bare trust and the relevant Originator shall have no beneficial interest in such Collections other than any Erroneous Amounts under and in accordance with the terms of the Declaration of Trust. The Originator shall keep such Collections (other than any Erroneous Amounts) separate from its own funds and shall not commingle such Collections with any other monies of the Originator or any other Person.
(h)Sales, Liens, etc. Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Related Rights, or assign any right to receive income in respect thereof.
(i)Extension or Amendment of Pool Receivables; Performance of Contracts. Except as otherwise permitted by the Credit and Security Agreement, no Originator will, or will permit the Master Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related

Contract other than in accordance with the Credit and Collection Policy. Such Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(j)Change in Credit and Collection Policy. No Originator will, or direct the Master Servicer to, amend the Credit and Collection Policy in a manner that is adverse in any material respect to the collectability of the Pool Receivables or changes in any material respect the assessment of the credit worthiness of any existing Obligor or new Obligor without the prior written consent of the Administrative Agent (for distribution to the Lenders).
(k)Books and Records. Such Originator will maintain and implement (or cause the Master Servicer to maintain and implement) commercially reasonable administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Master Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables and all Collections of and adjustments to each existing Pool Receivable.
(l)Further Assurances. Such Originator hereby authorises and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer, the Master Servicer or the Administrative Agent (acting at the direction of the Requisite Lenders) may reasonably request, to give effect to the equitable assignment of the Receivables and the Related Rights to the Buyer pursuant to this Agreement or to enable the Buyer or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under the Transaction Documents.
(m)Mergers, Acquisitions, Sales, etc. Such Originator shall not be a party to any amalgamation, demerger, merger, consolidation or other restructuring, except (x) any such transaction between Teads Holding Co. and its Subsidiaries on a solvent basis or other transactions in which the Administrative Agent (acting at the direction of the Requisite Lenders) has provided its prior written consent or (y) any such transaction where an Originator is the surviving entity and following such transaction, there is no change with respect to the ownership of such Originator; provided that if such transaction involves such Originator, then the Administrative Agent and the Requisite Lenders shall be satisfied that all actions to protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be purchased by the Buyer under this Agreement and other Related Rights, as reasonably requested by the Administrative Agent or the Requisite Lenders shall have been taken by, and at the expense of, such Originator.
(n)Insurance. Such Originator shall maintain in effect, at such Originator’s expense, such insurance as such Originator deems appropriate in its good faith business judgment.

(o)Other Additional Information. Such Originator shall provide to the Administrative Agent and the Lenders such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable Laws (including without limitation the “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.
(p)Change in Payment Instructions to Obligors. Such Originator shall not (and shall not permit the Master Servicer to) add, replace or terminate any Collection Account or make any change in its instructions to the Obligors regarding payments to be made to the Collection Account except in accordance with the applicable Transaction Documents and, where required thereunder, with the prior written consent of the Administrative Agent and the Lenders.
(q)Buyer’s Net Worth. The Originator shall not permit the Buyer’s Net Worth to be less than the Required Capital Amount at any time.
Section 6.2Separateness Covenants.
Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from each Originator and its Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary (reasonably requested by the Requisite Lenders (it being understood that no Originator shall have any obligation to maintain or preserve the Buyer’s financial condition or cause the Buyer to achieve certain levels of operating results)) to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of the Originators and any other Persons, and is not a division of any Originator, its Affiliates or any other Person consistent with the terms of the Transaction Documents. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in the Transaction Documents.
Section 6.3Services.
(a)Each Originator acknowledges that it acts as a delegated Servicer (as defined in the Credit and Security Agreement) in respect of the UK Purchased Receivables originated by it, pursuant to the delegation arrangements contemplated by Article VI (Administration and Collection) of the Credit and Security Agreement and Section 6.2 (Services) of the Credit and Security Agreement.
(b)Each Originator shall service, administer and collect the UK Purchased Receivables originated by it with reasonable care and diligence, in accordance with all applicable Laws, the Credit and Collection Policy and each other applicable Transaction Document, and in the same manner as such Originator services any comparable receivables that it has not sold pursuant to this Agreement.
(c)Each Originator shall maintain, and shall cause to be maintained, all Records relating to the UK Purchased Receivables originated by it and the related Contracts.

Following the occurrence of a Perfection Event or an Amortization Event, each Originator shall, as soon as reasonably practicable upon written demand of the Buyer or the Collateral Agent (acting at the direction of the Requisite Lenders), deliver or make available to the Buyer or the Collateral Agent (for distribution to the Lenders) all such Records, at a place selected by the Buyer or the Collateral Agent.
(d)If a replacement Master Servicer or Sub-Servicer is appointed under Section 6.1 (Master Servicer) of the Credit and Security Agreement, each Originator shall co-operate fully with such replacement and provide all information, materials and records reasonably necessary for such replacement to perform its duties and obligations under the Credit and Security Agreement and this Agreement.
(e)A material breach by any Originator of its obligations under this Section 6.3, which (if capable of remedy) remains unremedied for a period of ten (10) Business Days after the earlier of the date on which a Responsible Officer of such Originator becomes aware of such breach or written notice thereof is given to such Originator by the Buyer or the Administrative Agent, shall constitute a Purchase and Sale Termination Event for the purposes of Section 8.1 (Purchase and Sale Termination Events).
ARTICLE 7
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
Section 7.1Rights of the Buyer.
Each Originator hereby authorises the Buyer, the Master Servicer or their respective designees or assignees under this Agreement or the Credit and Security Agreement (including the Collateral Agent) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including endorsing the name of such Originator on cheques and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, that the Administrative Agent shall not take any of the foregoing actions unless an Amortization Event has occurred and is continuing.
Section 7.2Responsibilities of the Originators.
Notwithstanding anything herein to the contrary:
(a)Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.
(b)None of the Buyer, the Lenders or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Lenders or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.

Section 7.3Further Action Evidencing Purchases.
Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Master Servicer (or its delegee), the Administrative Agent (acting at the direction of the Requisite Lenders) or any Lender may reasonably request in order to give effect to the equitable assignment of the Receivables and Related Rights to the Buyer hereunder or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document, subject to Article IX (Perfection).
Each Originator hereby authorises the Buyer or its designee or assignee (including the Collateral Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold or otherwise assigned or purported to be assigned by it hereunder, whether now existing or hereafter generated or acquired by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including the Collateral Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including the Collateral Agent) incurred in connection therewith shall be payable by such Originator.
Section 7.4Application of Collections.
Any payment by an Obligor in respect of any indebtedness owed in connection with any Receivables by it to any Originator shall, except as otherwise specified by such Obligor, required by Law and unless otherwise instructed by a Master Servicer (with the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders)) or, following the occurrence and continuation of an Amortization Event, the Administrative Agent (acting at the direction of the Requisite Lenders), be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.
Section 7.5Performance of Obligations.
Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been assigned hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay (or cause to be paid) when due any Taxes (including any sale Taxes) that are required to be paid by it in connection with the Receivables generated by such Originator and their creation and satisfaction.
Section 7.6Servicing Fee and Appointment of Sub-Servicers.
In consideration of the Master Servicer’s agreement to act as the Master Servicer hereunder, the Buyer shall pay the Master Servicer a fee (the “Servicing Fee”) on each Monthly Payment Date, in arrears for the immediately preceding Calculation Period, an amount equal to (x) 0.20% of the aggregate Outstanding Balance of all Eligible Receivables as set forth in in the most recent Monthly Report prior to such Monthly Payment Date divided by (y) 12. The payment of the Servicing Fee shall be subject to the priorities set forth in Sections 2.1 (Collections and Payments during the Revolving Period) and 2.2 (Collections and Payments during the Liquidation Period) of the Credit and Security Agreement. The Master Servicer hereby appoints Outbrain UK Limited and/or Teads Limited (in each case as applicable) as its sub-servicer and Outbrain UK Limited and Teads Limited hereby accept such appointment, in each case, on the terms and subject to the conditions set forth herein and in the Credit and Security Agreement. As consideration for such appointment, the Master Servicer delegates its right to receive the Servicing Fee to Outbrain UK Limited and Teads Limited for so long as it acts as sub-servicer hereunder.
ARTICLE 8
PURCHASE AND SALE TERMINATION EVENTS
Section 8.1Purchase and Sale Termination Events.
Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event”:
(a)any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall continue unremedied for two (2) Business Days;
(b)any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party or any written statement made by any Originator in any financial statement, certificate, report, exhibit or document furnished by such Originator pursuant to this Agreement or any other Transaction Document to which it is a party, shall prove to have been false in any material respect when made or deemed made or delivered and, solely to the extent capable of cure, remains unremedied for fifteen (15) calendar days; provided, that no breach of a representation or warranty set forth in Sections 5.7, 5.10, 5.14, 5.15, 5.16, 5.18, 5.19 or 5.20 shall constitute a Purchase and Sale Termination Event pursuant to this clause (b) if the applicable Originator has complied with its related obligations under Section 3.3 with respect to such breach;
(c)any Originator shall fail to perform or observe any other term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party to be performed or observed by such Originator, and such failure, solely to the extent capable of cure, shall continue for thirty (30) calendar days after the earlier of the date on which a Responsible Officer of any Originator becomes aware of such default or written notice thereof shall have been given to the Originator by the Administrative Agent (acting at the direction of the Requisite Lenders) or the Buyer;
(d)the Facility Termination Date shall have occurred;
(e)a Material Adverse Effect shall occur with respect to any Originator;
(f)any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any Originator (or any of its respective Affiliates) shall so state in writing; or

(g)an Insolvency Proceeding shall have been instituted against any Originator or a substantial part of the assets of any Originator and such Insolvency Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive calendar days or such court shall enter a decree or order granting any of the relief sought in such Insolvency Proceeding; or
(h)a loss of, or failure to maintain, any licence or authorisation required for an Originator to perform its obligations or carry on its business, where this would reasonably be expected to have a Material Adverse Effect.
Section 8.2Remedies.
(a)Optional Termination with Consent. Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the Buyer (but not the Master Servicer or any Originator), with the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders) (which may grant or deny such consent in its sole discretion), shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Lenders), to declare the Purchase Facility terminated.
ARTICLE 9
PERFECTION
Section 9.1Perfection Events.
(a)Prior to the occurrence of a Perfection Event, no Originator shall, and the Buyer agrees that it shall not, give or procure the giving of any notice to any Obligor of (a) the assignment of any Receivable and the Related Rights to the Buyer or (b) the Security created by the Buyer in respect of any Receivables or the Related Rights in favour of the Collateral Agent pursuant to the UK Collateral Documents.
(b)Upon the occurrence of a Perfection Event:
(i)where such Perfection Event arises under limb (a) of the definition of Perfection Event, the relevant Originator shall as soon as reasonably practicable (and in any event within one (1) Business Day of such occurrence), upon the request of the Buyer; and
(ii)where such Perfection Event arises under limb (b) of the definition of Perfection Event, the relevant Originator shall, within five (5) Business Days of such occurrence, upon the request of the Buyer,
(x) notify each Obligor in writing of the assignment to the Buyer of the Receivable and the Related Rights relating to such Obligor and (y) give notice to any lawyers acting for the relevant Originator that any of the documentation, files or other records relating to such Receivable and the Related Rights held by them to the order of the relevant Originator are to be held henceforth to the order of the Buyer.
(c)If the relevant Originator fails to comply with its obligations under Section 9.1(b)(i) or Section 9.1(b)(ii) (as applicable) within the time period specified therein, the Buyer and/or the Collateral Agent (acting at the direction of the Requisite Lenders) shall be entitled (but not obliged) to deliver or procure the delivery of any such notices directly to the relevant Obligors and any such lawyers in the name of and on behalf of the relevant Originator (and each Originator hereby irrevocably authorises the Buyer and the Collateral Agent to do so). Such right is in addition to, and without prejudice to, any rights of the Buyer or the Collateral Agent under the Power of Attorney granted pursuant to Section 9.1(d) and Exhibit C. Each Originator shall provide all reasonable assistance and co-operation requested by the Buyer or the Collateral Agent in connection with the delivery of any such notices, including providing access to Obligor contact details and Records.
(d)Immediately upon execution of this Agreement, each Originator shall execute and deliver to the Buyer a power of attorney substantially in the form set out in Exhibit C (Form of Originator Power of Attorney).
ARTICLE 10
INDEMNIFICATION
Section 10.1Indemnities by the Originators.
Without limiting any other rights that the Buyer (and the Master Servicer, solely with respect to paragraphs (n), (q), and (s) (as such paragraph(s) relates to withholding Taxes)) may have hereunder or under Law, the Originators, jointly and severally, hereby agree to indemnify the Buyer, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent and each Lender (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, claims, losses, judgments, liabilities, penalties and related costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses and court costs) (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with:
(a)the breach of any representation or warranty made or deemed made by any Originator (or any employee, officer or agent thereof) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report delivered by or on behalf of any Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;
(b)the failure by any Originator to transfer good and marketable title in and to any Pool Receivable or Related Right to the Buyer, free and clear of any Adverse Claims, and that is freely assignable, pursuant to this Agreement;
(c)the failure by any Originator to comply with the terms of any Transaction Document or with any Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Law;
(d)the lack of an enforceable ownership interest in the Pool Receivables (and all Related Rights) against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;
(e)the failure to take, or any delay in taking, any action required under applicable Law to effect, perfect or protect the sale, transfer or assignment under any applicable jurisdiction or other Laws with respect to any Pool Receivable or the Related Rights as contemplated by the Transaction Documents;
(f)any suit or claim related to the Pool Receivables (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable);
(g)any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in the Receivables Pool (including, without limitation, a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms or any other claim resulting from the sale of the property, products or services giving rise to such Receivable or the furnishing or failure to furnish such property, products or services;
(h)any failure of any Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
(i)any products liability, environmental or other claim arising out of or in connection with any Receivable or other merchandise, goods or services which are the subject of or related to any Receivable;
(j)the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;
(k)the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(l)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;
(m)any claim brought by any Person other than a Purchase and Sale Indemnified Party arising from any activity by any Originator or any Affiliate thereof in servicing, administering or collecting any Pool Receivable;
(n)the failure by any Originator to pay when due any Taxes, including sales, excise or personal property Taxes with respect to any Pool Receivable generated by such Originator;
(o)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(p)any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable;
(q)any Tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including out-of-pocket attorneys’ fees and expenses and court costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables or any Related Rights (including any income, franchise and capital Taxes imposed on the Buyer with respect to or in connection with the Receivables);
(r)any liability under Section 8.5 (Taxes) of the Credit and Security Agreement; or
(s)the failure of any Receivable sold, transferred or assigned hereunder as an Eligible Receivable to actually constitute an Eligible Receivable on the date of sale, transfer or assignment, provided that such indemnity shall not be available to any Purchase and Sale Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of a Purchase and Sale Indemnified Party or (y) to the extent the same includes losses in respect of Receivables that are uncollectable by reason of the bankruptcy, insolvency, lack of creditworthiness or other financial inability to pay, of the related Obligor.
Notwithstanding anything to the contrary in this Agreement, solely for purposes of such Originator’s indemnification obligations in this Article X, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.
If for any reason the foregoing indemnification is unavailable to any Purchase and Sale Indemnified Party or insufficient to hold it harmless, then the Originators, jointly and severally, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Originators and their Affiliates, on the one hand, and such Purchase and Sale Indemnified Party, on the other hand, in the matters contemplated by this Agreement as well as the relative fault of the Originators and their Affiliates and such Purchase and Sale Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement and indemnity obligations of the Originators under this Section 10.1 shall be in addition to any liability which the Originators may otherwise have, shall extend upon the same terms and conditions to the Purchase and Sale Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Originator and the Purchase and Sale Indemnified Parties. Any indemnification under this Section 10.1 shall survive the termination of this Agreement.
ARTICLE 11
MISCELLANEOUS
Section 11.1Amendments, etc.

(a)The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer, the Master Servicer and each Originator, with the prior written consent of the Requisite Lenders.
(b)No failure or delay on the part of the Buyer, the Master Servicer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Teads Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Administrative Agent under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
Section 11.2Notices, etc.
All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule I hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Lender, at their respective address for notices pursuant to the Credit and Security Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.
Section 11.3No Waiver; Cumulative Remedies.
The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorises the Buyer and each Lender (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to such Set-off Party arising in connection with the Transaction Documents (including amounts payable by such Originator pursuant to Section 10.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of such Originator.
Section 11.4Binding Effect; Assignability.
(a)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither any Originator nor the

Master Servicer may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer and the Requisite Lenders, except as otherwise herein specifically provided.
(b)This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to ARTICLE 5 and the indemnification and payment provisions of ARTICLE 10 and Section 11.6 shall be continuing and shall survive any termination of this Agreement.
Section 11.5CHOICE OF LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.
(a)Governing Law. This Agreement and any non-contractual obligations arising out of or in relation to this Agreement are governed by and construed in accordance with the Laws of England and Wales.
The parties acknowledge that the sale and assignment of Receivables under this Agreement shall be governed by and construed in accordance with the laws of England and Wales, and the equitable interest of the Buyer in the Receivables shall be determined in accordance with English law.
(b)Jurisdiction. The Originators, the Buyer and the Master Servicer irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of England and Wales to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
Section 11.6Costs, Expenses and Taxes.
In addition to the obligations of the Originators under Article X, the Originators, jointly and severally, agree to pay on demand:
(a)to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including (i) the reasonable and documented out-of-pocket attorneys’ fees and expenses and court costs for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable and documented accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;
(b)to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses and court costs), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and
(c)all Other Taxes payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agree to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such Other Taxes.
Section 11.7Captions and Cross References; Incorporation by Reference.
The various captions (including the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
Section 11.8Execution in Counterparts.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. This Agreement shall become effective when it shall have been executed by the parties hereto and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.9Acknowledgment and Agreement.
Each Originator acknowledges that the Buyer may grant security over all or any of its rights, title and interest in to and under this Agreement, the Receivables and the Related Rights to the Collateral Agent for the benefit of the Secured Parties pursuant to the UK Collateral Documents. Each Originator acknowledges and agrees that the Collateral Agent and the other Secured Parties shall be entitled to the benefit of such security and, subject to the terms of the Credit and Security Agreement and the UK Collateral Documents, to exercise the rights and remedies conferred upon them thereunder.

Section 11.10[Reserved].
Section 11.11Mutual Negotiations.
This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
Section 11.12Originators Jointly and Severally Liable.
Each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made jointly and severally, and are joint and several liabilities of the Originators hereunder.
Section 11.13Electronic Execution of Assignments and Certain Other Documents.
The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Accession Deeds, amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law.
Section 11.14Severability.
The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
Section 11.15Contracts (Rights of Third Parties) Act 1999.
(a)The Parties hereto do not intend any terms of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act (1999).
(b)Unless otherwise expressly provided in this Agreement, the consent of any Person who is not a party hereto is not required to rescind or vary this Agreement at any time.
Section 11.16No Liability, Non-Petition and Limited Recourse in Favour of the Buyer.

(a)The obligations of the Buyer under this Agreement, and the recourse of each Originator, the Master Servicer and each other party hereto in respect of such obligations, are subject at all times to Section 12.17 (No Liability, Non-Petition and Limited Recourse in Favor of the Borrowers) of the Credit and Security Agreement, which is incorporated into this Agreement by reference and shall apply mutatis mutandis as if set out in full herein. References in Section 12.17 (No Liability, Non-Petition and Limited Recourse in Favor of the Borrowers) of the Credit and Security Agreement to ‘this Agreement’ shall, for the purposes of this incorporation, be read as references to this Agreement.
(b)Without prejudice to the generality of paragraph (a), each party hereto (other than the Buyer) acknowledges and agrees that:
(i)    no recourse under any obligation, covenant or agreement of the Buyer contained in this Agreement shall be had against any shareholder, officer, director, employee or agent of the Buyer;
(ii)    only the Collateral Agent may pursue the remedies available under the general law or under the Collateral Documents to enforce the Collateral, and no other party hereto shall be entitled to proceed directly against the Buyer to enforce the Collateral;
(iii)    all obligations of the Buyer to any party hereto are limited in recourse to the Collateral (as defined in the Credit and Security Agreement) and no party hereto (other than the Buyer) shall have any claim against, or recourse to, any other assets of the Buyer or its contributed capital; and
(iv)    no party hereto (other than the Buyer) shall, until the date falling one year and one day after the Final Payout Date, initiate or join any Person in initiating any Insolvency Proceeding in relation to the Buyer.
(c)The provisions of this Section 11.6 (and Section 12.17 (No Liability, Non-Petition and Limited Recourse in Favor of the Borrowers) of the Credit and Security Agreement as incorporated hereby) shall override any other provision of this Agreement to the extent of any inconsistency and shall survive termination of this Agreement and the other Transaction Documents.
Section 11.17Data Protection.
(a)Each party hereto acknowledges and agrees that, to the extent it Processes Personal Data in connection with this Agreement:
(i)    it, independently of any other party, determines the purposes for and the manner of such Processing;
(ii)    for the purposes of the Data Protection Legislation, no party shall constitute a processor on behalf of, or a joint controller with, any other party; and
(iii)    it shall comply with all applicable Data Protection Legislation.

(b)Each Originator shall use commercially reasonable endeavours to assist the Buyer, and the Buyer shall use commercially reasonable endeavours to assist an Originator, on receipt of a reasonable request in writing setting out the nature of the assistance required, to enable the requesting party to comply with its obligations under Data Protection Legislation in respect of any Personal Data relating to the Obligors.
(c)To the extent that any party Processes Personal Data under or in connection with this Agreement or the other Transaction Documents, such party will establish, implement and maintain appropriate technical and organisational measures to ensure the adequate protection of such Personal Data, including to safeguard such Personal Data against any unauthorised or unlawful Processing and against any Personal Data Breach.
(d)For the purposes of this Section 11.17:
“Data Protection Legislation” means, in respect of a party, (i) the UK General Data Protection Regulation (as defined in section 3(10) of the Data Protection Act 2018), and as amended (‘UK GDPR’), (ii) the Data Protection Act 2018, and (iii), any other law or regulation relating to the Processing of personal data and privacy applicable to such party, in each case as amended, supplemented or replaced from time to time;
“Personal Data” has the meaning given to it in the UK GDPR;
“Personal Data Breach” has the meaning given to it in the UK GDPR;
“Processing” has the meaning given to it in the UK GDPR and “Process” and “Processes” shall be interpreted accordingly; and
“controller” and ‘processor’ have the meanings given to them in the UK GDPR.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorised as of the date first above written.
FF MALTA AR LTD.,
as Buyer
By: /s/Seung Joon Sung
Name: Seung Joon Sung
Title: Director
        U.K. Purchase and Sale Agreement

OT MIDCO INC., as the Master Servicer
By: /s/Veronica Gonzalez
Name: Veronica Gonzalez
Title: Secretary

By: /s/David Kostman
Name: David Kostman
Title: CEO & President
        U.K. Purchase and Sale Agreement

OUTBRAIN UK LIMITED, as an Originator
By: /s/Imelda Lim Tung Lee
Name: Imelda Lim Tung Lee
Title: Director

By: /s/Alexia Tomazos
Name: Alexia Tomazos
Title: Director
        U.K. Purchase and Sale Agreement

TEADS LIMITED, as an Originator
By: /s/Imelda Lee
Name: Imelda Lee
Title: Director

By: /s/Alexia Tomazos
Name: Alexia Tomazos
Title: Director

U.K. Purchase and Sale Agreement